                                                                    Exhibit 4.13

YEAR 2001 PERFORMANCE CONTRACT WITH VICE PRESIDENT OF PETROCHINA COMPANY LIMITED

Offeree: Name: WANG, Fucheng                      Offeror: Name: HUANG, Yan                   Term of the Contract: January 1, 2001
                                                                                               to December 31, 2001
Title:  Vice President of PetroChina              Title:  President of PetroChina Company
        Company Limited ("PetroChina")                   Limited                              Date of Execution:   January, 2001



INDICES                  KEY PERFORMANCE INDICES (KPI)               WEIGHT    MEASUREMENT        TARGET       ACTUAL PERFORMANCE
-------                  ------------------------------              ------    --------------     ------       ------------------
Profits Indices          Rate of return of the invested capital      30%        %                  12.86
                         (ROIC)

                         Net income of PetroChina (NI)               15%       In million RMB     41,470

                         Free cash flow of PetroChina (FCF)          15%       In million RMB      9,950

Operating Indices        Rate of the capital market work plan as     15%       %                     100
                         accomplished

                         Growth rate of technical innovation         15%       %                       2
                         contributions

Operating Indices        Rate of implementation of legal matter      10%       %                     100
                         work plans

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
Indices to Be Put under Control      Quality safety and environmental     Quality accidents          Comprehensive
                                     protection                           involving                  performance
                                                                          extraordinarily            expressed in marks
                                                                          serious loss = 0;          to be reduced by 10
                                                                                                     marks if exceeding
                                                                          accidents involving        target of the index
                                                                          death < or = 0.05          put under control.
                                                                          persons/million
                                                                          man-hours;

                                                                          accidents involving
                                                                          economic loss
                                                                          exceeding RMB
                                                                          5 million = 0;

                                                                          environmental
                                                                          pollution accidents
                                                                          involving economic
                                                                          loss exceeding RMB
                                                                          400,000 = 0.

Signature of Offeree:    s/Wang Fucheng      Signature of Offeror:  s/Huang Yan
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